As filed with the Securities and Exchange Commission on October 13, 1995

                                                    REGISTRATION NO. 33-53896
     =========================================================================

                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                ----------------------

                                    POST-EFFECTIVE
                                   AMENDMENT NO. 1*
                                          TO
                                       FORM S-8

                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                ----------------------

                              MDU RESOURCES GROUP, INC.
                (Exact name of registrant as specified in its charter)


                   DELAWARE                                 41-0423660
         (State or other jurisdiction                    (I.R.S. Employer
       of incorporation or organization)                Identification No.)

            400 North Fourth Street
            Bismarck, North Dakota                             58501
       (Address of principal executive offices)             (Zip Code)

                              MDU RESOURCES GROUP, INC.
                        TAX DEFERRED COMPENSATION SAVINGS PLAN
                               (Full title of the plan)

             HAROLD J. MELLEN, JR.                      JOHN A. SCHUCHART
     President and Chief Executive Officer            Chairman of the Board
           MDU Resources Group, Inc.                MDU Resources Group, Inc.
            400 North Fourth Street                   400 North Fourth Street
         Bismarck, North Dakota  58501            Bismarck, North Dakota  58501
                (701) 222-7900                            (701) 222-7900
            (Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)

                                ----------------------

            IT IS RESPECTFULLY REQUESTED THAT THE COMMISSION SEND COPIES
                    OF ALL NOTICES, ORDERS AND COMMUNICATIONS TO:

                                  RICHARD M. FARMER
                                  Reid & Priest LLP
                                 40 West 57th Street
                               New York, New York 10019
                                    (212) 603-2240

     =========================================================================

     * This Post-Effective Amendment No. 1 is filed pursuant to Rule 416(b) under the Securities Act of 1933, as amended, with respect to shares of Common Stock of the registrant, and the Preference Share Purchase Rights attached thereto, and reflects a three-for-two split of the registrant's Common Stock effective October 13, 1995.

                                       PART II


                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents, which have been filed by MDU Resources Group, Inc. (Company) and the MDU Resources Group, Inc. Tax Deferred Compensation Savings Plan (Plan) with the Securities and Exchange Commission (Commission) pursuant to the Securities Exchange Act of 1934, as amended (1934 Act), are incorporated herein by reference:

          (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1994;

          (b) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1995; and

          (c) the Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 1994.

          All documents subsequently filed by the Company or the Plan pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the respective dates of filing of such documents; provided, however, that the documents enumerated above or subsequently filed by the Company or the Plan pursuant to Section 13 or 15(d) of the 1934 Act prior to the filing with the Commission of the Company's most recent Annual Report on Form 10-K or the Plan's most recent Annual Report on Form 11-K, as the case may be, shall not be incorporated by reference in this registration statement or be a part hereof from and after the date of filing of such Annual Report on From 10-K or Annual Report on Form 11-K, as the case may be.

          Any statement contained in a document incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement.
     Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

     ITEM 4.  DESCRIPTION OF COMMON STOCK AND PREFERENCE SHARE PURCHASE RIGHTS.

          The Company's authorized capital stock consists of 75,000,000 shares of Common Stock, $3.33 par value, 500,000 shares of Preferred Stock, $100 par value, 1,000,000 shares of Preferred Stock A, without par value, and 500,000 shares of Preference Stock, without par value.

          There presently are no shares of Preference Stock or Preferred Stock A outstanding. At October 13, 1995, there were outstanding 28,476,981 shares of Common Stock; 21,000 shares of 5.10% Preferred Stock; 100,000 shares of 4.50% Preferred Stock; and 50,000 shares of 4.70% Preferred Stock.

          The following statements are summaries of certain provisions with respect to the Common Stock of the Company contained in its Certificate of Incorporation, as amended, as affected by certain rights of the holders, if any, of the Company's Preferred Stock, Preferred Stock A and Preference Stock and by certain provisions of its Indenture of Mortgage dated as of May 1, 1939, between the Company and the New York Trust Company (The Bank of New York, successor Corporate Trustee) and A.C. Downing (W.T. Cunningham, successor Co-Trustee) as restated in the Forty-Fifth Supplemental Indenture, dated as of April 21, 1992 (Indenture of Mortgage). Such statements, which do not purport to be complete, are subject in all respects to the full provisions of the Certificate of Incorporation, as amended, and the Indenture of Mortgage, to which reference is made, and to the laws of the State of Delaware.

          Dividends may be paid on the Common Stock as determined by the Board of Directors out of funds legally available therefor but only if full dividends on all outstanding series of the Preferred Stock, Preferred Stock A and Preference Stock for the then current and all prior dividend periods and any required sinking fund payments with respect to any outstanding series of such Preferred Stock, Preferred Stock A or Preference Stock have been paid or provided for. The Company's Indenture of Mortgage contains certain restrictions upon, among other things, the payment or declaration of cash dividends on shares of the Company's Common Stock.

          The holders of the Common Stock have exclusive voting rights on the basis of one vote per share, except as may be fixed and determined by the Board of Directors in respect of series of the Preferred Stock and Preferred Stock A or as set forth in the Certificate of Incorporation, as amended, with respect to the Preference Stock or as otherwise provided by law.

          Whenever the cumulative dividends on any outstanding series of the Preferred Stock, Preferred Stock A or Preference Stock are in default and unpaid, in whole or in part, for a period of one year, the holders of the Preferred Stock and Preferred Stock A, or Preference Stock, as the case may be, shall be entitled to the same voting rights as the holders of the Common Stock, namely one vote for each share of Preferred Stock, Preferred Stock A or Preference Stock held, which right continues until all arrears in the payment of the cumulative dividends shall have been paid and the dividends thereon for the current dividend period shall have been declared and the funds for the payment thereof set aside. In addition, the consent of the holders, if any, of specified percentages of certain series of the Preferred Stock and Preferred Stock A is required in connection with certain amendments to the Company's Certificate of Incorporation, as amended, and certain increases in authorized amounts or changes in stock senior to the Common Stock.

          The holders of the Common Stock are entitled in liquidation to share ratably in the assets of the Company after required preferential payments to the holders, if any, of the Preferred Stock, Preferred Stock A and Preference Stock.

          The Common Stock has no preemptive or conversion rights and there are no redemption or sinking fund provisions applicable thereto. The outstanding Common Stock is fully paid and nonassessable.

          The Company's Certificate of Incorporation, as amended, contains certain provisions which make it difficult to obtain control of the Company through transactions not having the approval of the Board of Directors, including:

               A provision providing for classification of the Board into three classes comprised of as nearly equal a number of directors as possible, establishing the method of filling any vacancies, and providing that directors may be removed only for cause;

               A provision requiring the affirmative vote of 80% of the outstanding shares of all classes of capital stock of the Company entitled to vote for directors in order to authorize certain "Business Combinations." Any such Business Combination will also be required to meet certain "fair price" and procedural requirements. Neither an 80% stockholder vote nor fair price will be required for any Business Combination which has been approved by two-thirds of the "Continuing Directors;"

               A provision permitting the Board of Directors to consider certain specified factors in determining whether or not to approve certain Business Combinations;

               A provision requiring that action by stockholders be taken only at a stockholders' meeting and limiting the ability of stockholders to call a special meeting; and

               A provision providing that certain Articles of the Certificate of Incorporation, as amended, cannot be altered except by 80% of the stockholders entitled to vote unless approved by two-thirds of the Continuing Directors.

          The Common Stock is listed on the New York and Pacific Stock Exchanges (symbol: MDU).

          The Transfer Agent and Registrar for the Common Stock is Norwest Bank Minnesota, N.A., South Saint Paul, Minnesota.

          The Company has adopted a Preference Share Purchase Rights Plan pursuant to a Rights Agreement, dated as of November 3, 1988 (Rights Agreement), between the Company and Norwest Bank Minnesota, N.A., as Rights Agent. Each Right entitles the registered holder, until the earlier of November 18, 1998 and the redemption of the Rights, to purchase from the Company two-thirds of one one-hundredth (one one-hundred-and-fiftieth) of a share of Series A Preference Stock (Preference Share) at an exercise price of $50 per one one-hundredth ($33.33 per one one-hundred-and-fiftieth) of a Preference Share (Purchase Price), subject to certain adjustments.

          Capitalized terms used in the following description and not otherwise defined herein have the meanings set forth in the Rights Agreement.

          The Rights initially are represented by the certificates for Common Stock and will not be exercisable or transferable apart from the Common Stock until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (Acquiring Person) has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding Common Stock or (ii) 10 days following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 30% or more of such outstanding Common Stock (the earlier of such dates being called the "Distribution Date").

          In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right multiplied by the number of one one-hundredths of a Preference Share for which a Right is then exercisable, in accordance with the terms of the Rights Agreement, such number of shares of common stock of the acquiring company as shall be equal to the result obtained by (i) multiplying the then current exercise price of a Right by the number of one one-hundredths of a Preference Share for which a Right is then exercisable, and (ii) dividing that product by 50% of the then current per share market price of the common stock of the acquiring company on the date of consummation of such merger or other business combination.

          In the event that any Person becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise thereof at a price equal to the then current exercise price of the Right multiplied by the number of one one-hundredths of a Preference Share for which a Right is then exercisable, in accordance with the terms of the Rights Agreement and in lieu of Preference Shares, such number of shares of Common Stock of the Company as shall be equal to the result obtained by (i) multiplying the then current exercise price of the Right by the number of one one-hundredths of a Preference Share for which a Right is then exercisable, and
     (ii) dividing that product by 50% of the then current per share market price of the Company's Common Stock on the date such person became an Acquiring Person.

          The Rights will first become exercisable on the Distribution Date (unless sooner redeemed) and could then begin trading separately from the Common Stock. The Rights will expire on November 18, 1998 (Final Expiration Date), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed by the Company, in each case as described below.

          At any time prior to the time any person becomes an Acquiring Person, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01333 per Right (Redemption Price). No redemption will be permitted after the time any person becomes an Acquiring Person. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

          The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to extend the Final Expiration Date, and, provided there is no Acquiring Person, to extend the period during which the Rights may be redeemed, except that from and after such time as any person becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.

          Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

          The Purchase Price payable, and the number of Preference Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preference Shares, (ii) upon the grant to holders of the Preference Shares of certain rights or warrants to subscribe for or purchase Preference Shares at a price, or securities convertible into Preference Shares with a conversion price, less than the then current market price of the Preference Shares or (iii) upon the distribution to holders of the Preference Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preference Shares) or of subscription rights or warrants (other than those referred to above).

          The number of outstanding Rights and the number of one one-hundredths of a Preference Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

          Preference Shares purchasable upon exercise of the Rights will not be redeemable. Each Preference Share will be entitled to a preferential quarterly dividend payment equal to the greater of (a) $1 per share or (b) 150 times the aggregate dividend declared per share of Common Stock. In the event of liquidation, the holders of the Preference Shares will be entitled to a preferential liquidation payment of $100 per share, provided that the holders of the Preference Shares will be entitled to an aggregate amount per share equal to 150 times the aggregate amount to be distributed per share to the holders of shares of Common Stock. Each Preference Share will have no vote, except as otherwise provided for by law or as set forth in the Company's Certificate of Incorporation, as amended. Finally, in the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged, each Preference Share will be entitled to receive 150 times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions.

          Because of the nature of the Preference Shares' dividend and liquidation rights, the value of the number of one one-hundredths of a Preference Share purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

          With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preference Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Preference Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preference Shares on the last trading day prior to the date of exercise.

          One Right was distributed to shareholders of the Company for each share of Common Stock owned of record by them on November 18, 1988. Until the Distribution Date, the Company will issue one Right with each share of Common Stock that shall become outstanding so that all shares of Common Stock will have attached Rights.

          The Rights have certain anti-takeover effects. The Rights may cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Board of Directors of the Company, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors prior to the time that any person becomes an Acquiring Person, since until such time the Rights may be redeemed by the Company at $.01333 per Right.

     ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The Company's By-laws include the following provision:

          7.07 INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE.

          (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
                    The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (d) Any indemnification under the foregoing provisions of this Section (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct as set forth in subsections (a) and (b) of this Section. Such determination shall be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders.

          (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Section. Once the Corporation has received the undertaking, the Corporation shall pay the officer or director within 30 days of receipt by the Corporation of a written application from the officer or director for the expenses incurred by that officer or director. In the event the Corporation fails to pay within the 30-day period, the applicant shall have the right to sue for recovery of the expenses contained in the written application and, in addition, shall recover all attorneys' fees and expenses incurred in the action to enforce the application and the rights granted in this
                    Section 7.07. Expenses (including attorneys' fees) incurred by other employees and agents shall be paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Section shall not be deemed exclusive of any other rights to which those seeking indemnity or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

          (g) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section.

          (h) For the purposes of this Section, references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger, as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

          (i) For purposes of this Section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plans, its participant or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Section.

          (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          Section 145 of the General Corporation Law of the State of Delaware provides for indemnification of the Company's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933.

          The Company maintains liability insurance protecting it, as well as its directors and officers, against liability by reason of their being or having been directors or officers. The premium, payable solely by the Company, is not separately allocable to the sale of the securities registered hereby.


     ITEM 8.  EXHIBITS.

          *4(a) Restated Certificate of Incorporation of the Company, as amended to date filed as Exhibit 3(a) to the Company's Annual Report on Form 10-K for the year ended December 31, 1994, File No. 1-3480.

          *4(b)          By-laws of the Company, as amended to date, filed as
                         Exhibit 3(b) to the Company's Annual Report on Form 10-K for the year ended December 31, 1994, File No. 1-3480.

          23(a)          Consent of Arthur Andersen LLP.

          23(b)          Consent of Ralph E. Davis Associates, Inc.

          23(c)          Consent of Weir International Mining Consultants.

          The undersigned registrant has timely submitted the Plan and any amendment thereto to the Internal Revenue Service (the "IRS") and has made all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

     ---------------------
     *  Incorporated by reference herein as indicated.

                                      SIGNATURES

          The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bismarck, State of North Dakota on October 12, 1995.

                                             MDU RESOURCES GROUP, INC.


                                             By: /s/ Harold J. Mellen, Jr.
                                                --------------------------
                                                Harold J. Mellen, Jr.
                                                Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                     Title                 Date
               ---------                     -----                 ----

      /s/ Harold J. Mellen, Jr.
     --------------------------    Chief Executive Officer    October 12, 1995
     Harold J. Mellen, Jr.         and Director


      /s/ Douglas C. Kane
     --------------------------    Chief Operating Officer    October 12, 1995
     Douglas C. Kane               and Director


      *Warren L. Robinson
     --------------------------    Chief Financial Officer
     Warren L. Robinson


      /s/ Vernon A. Raile
     --------------------------    Chief Accounting Officer   October 12, 1995
     Vernon A. Raile


      *John A. Schuchart
     --------------------------    Chairman of the Board
     John A. Schuchart




          *Richard L. Muus         Director

         /s/ Robert I. Nance
     --------------------------    Director                   October 12, 1995
     Robert I. Nance

           *John L. Olson          Director
          *San W. Orr, Jr.         Director
        *Charles L. Scofield       Director
        *Homer A. Scott, Jr.       Director
         *Joseph T. Simmons        Director
      *Stanley F. Staples, Jr.     Director
    *Sister Thomas Welder, O.S.B.  Director


     By: /s/ Harold J. Mellen, Jr.
        ---------------------------------------------         October 12, 1995
        Harold J. Mellen, Jr., as Attorney-in-fact for
        each of the persons indicated by an asterisk

                                SIGNATURES

          The Plan. Pursuant to the requirements of the Securities Act of 1933, the Tax Deferred Compensation Savings Plan Committee has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bismarck, State of North Dakota, on October 12, 1995.


                                   MDU RESOURCES GROUP, INC.
                                   Tax Deferred Compensation Savings Plan


                                   By:  /s/ Douglas C. Kane
                                      ----------------------------------------
                                      Douglas C. Kane, Chairman
                                      Tax Deferred Compensation Savings Plan
                                      Committee

                                  EXHIBIT INDEX

     Exhibit                                                    Page
     -------                                                    ----

      23(a)      Consent of Arthur Andersen LLP

      23(b)      Consent of Ralph E. Davis Associates, Inc.

      23(c)      Consent of Weir International Mining Consultants